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                                  EXHIBIT 99.1

                      PRESS RELEASE DATED FEBRUARY 16, 2001


NEWS           FROM                         CALENDAR CAPITAL, INC.
                                            65 Main Street S.E., Suite 136
                                            Minneapolis, MN  55414
                                            (612) 676-1436
                                            Fax: (612) 676-1438

================================================================================

         FOR IMMEDIATE RELEASE

                                          CONTACT:    Paul D. Crawford
                                                      Chief Executive Officer
                                                      (612) 676-1436

                             CALENDAR CAPITAL, INC.
                         EXECUTES A REVERSE STOCK SPLIT

         MINNEAPOLIS, MN - February 16, 2001--- CALENDAR CAPITAL, INC. (OTCBB:CCAP), dba Entrenaut, the Minneapolis-based developer of the Web-based concept -- IQ Trust, has announced a 20-for-1 reverse split of the company's capital stock effective February 16, 2001. According to Paul Crawford, the company's founder and chief executive officer, this results in the company having issued and outstanding stock as follows: 648,821 shares of Class A Common Stock, 88,160 Shares of Series B Convertible Preferred Stock, and 199,906 shares of Series C Convertible Preferred Stock.